Exhibit 8.1

The following table lists the Company’s significant subsidiaries as at April 30, 2012. Unless otherwise indicated, the Company owns a 100% controlling interest in each of the following subsidiaries.

Name	Jurisdiction of Incorporation

Golar Gas Holding Company Inc.	Marshall Islands
Golar Maritime (Asia) Inc.	Republic of Liberia
Gotaas-Larsen Shipping Corporation	Marshall Islands
Oxbow Holdings Inc.	British Virgin Islands
Aurora Management Inc. (90% ownership)	Republic of Liberia
Faraway Maritime Shipping Company (60% ownership)	Republic of Liberia
Golar LNG 1444 Corporation	Republic of Liberia
Golar LNG 1460 Corporation	Marshall Islands
Golar LNG 2215 Corporation	Marshall Islands
Golar LNG 2216 Corporation	Marshall Islands
Golar LNG 2220 Corporation	Marshall Islands
Golar LNG 2226 Corporation	Marshall Islands
Golar LNG 2234 Corporation	Republic of Liberia
Golar International Ltd.	Republic of Liberia
Gotaas-Larsen International Ltd.	Republic of Liberia
Golar Maritime Limited	Bermuda
Golar Management Limited	United Kingdom
Golar Wilhelmsen Management Limited	Norway
Golar Freeze (UK) Limited	United Kingdom
Golar Khannur (UK) Limited	United Kingdom
Golar Gimi (UK) Limited	United Kingdom
Golar Hilli (UK) Limited	United Kingdom
Golar Spirit (UK) Limited	United Kingdom
Golar Winter (UK) Limited	United Kingdom
Golar 2215 (UK) Limited	United Kingdom
Golar 2226 (UK) Limited	United Kingdom
Golar Servicos de Operacao de Embaracaoes Limited	Brazil
Golar Trading Corporation	Marshall Islands
Golar FSRU 1 Corporation	Marshall Islands
Golar FSRU 2 Corporation	Marshall Islands
Golar FSRU 3 Corporation	Marshall Islands
Golar FSRU 4 Corporation	Marshall Islands
Golar FSRU 5 Corporation	Marshall Islands
Golar Energy Limited	Cyprus
Golar Offshore Toscana Limited	Cyprus
Golar GP LLC – Limited Liability Company	Marshall Islands
Golar Partners Operating LLC – Limited Liability Company	Marshall Islands
Golar LNG Partners LP – Limited Partnership	Marshall Islands
Golar LNG Management Limited	Bermuda
Golar Energy Management Limited	Bermuda
Golar LNG Energy Limited	Bermuda
Golar LNG Holding Co.	Marshall Islands
Golar Freeze Holding Co.	Marshall Islands
Golar Winter Holding Co.	Marshall Islands
Golar Freeze Limited	Marshall Islands
Golar Spirit Corporation	Marshall Islands
Golar Gimi Limited	Bermuda
Golar Hilli Limited	Bermuda
Golar Khannur Limited	Bermuda
Golar Khannur Corporation	Marshall Islands
Golar GHK Lessors Limited	Marshall Islands
Golar LNG Lessor Limited	Marshall Islands
Golar Commodities Limited	Bermuda
Commodities Advisors LLC	United States of America
Golar Advisory Corporation	United States of America
Golar Hull M2021 Corporation	Marshall Islands
Golar Hull M2022 Corporation	Marshall Islands
Golar Hull M2023 Corporation	Marshall Islands
Golar Hull M2024 Corporation	Marshall Islands
Golar Hull M2026 Corporation	Marshall Islands
Golar Hull M2027 Corporation	Marshall Islands
Golar Hull M2031 Corporation	Marshall Islands
Golar Hull M2047 Corporation	Marshall Islands
Golar Hull M2048 Corporation	Marshall Islands
Golar LNG NB10 Corp	Marshall Islands
Golar LNG NB11 Corp	Marshall Islands
Golar LNG NB12 Corp	Marshall Islands
Golar LNG NB13 Corp	Marshall Islands
Gas Solutions Corporation	Marshall Islands
Golar Gandria N.V.	Curacao
Golar Chartering Limited	United Kingdom
Golar LNG (Singapore) Pte	Singapore
PT Golar Indonesia	Indonesia